Exhibit 99.1

News Release

Nucor to Acquire C.H.I. Overhead Doors from KKR

Investor conference call and webcast today at 8:30 a.m. eastern time

CHARLOTTE, NORTH CAROLINA, May 16, 2022 – Nucor Corporation (NYSE: NUE) announced today that it has entered into an agreement with an affiliate of investment funds managed by Kohlberg Kravis Roberts & Co. L.P. to acquire C.H.I. Overhead Doors (C.H.I.), a leading manufacturer of overhead doors for residential and commercial markets in the United States and Canada. The transaction is valued at $3.0 billion, which represents approximately 13x C.H.I.’s estimated trailing twelve-month EBITDA at close. The transaction is expected to close in June or shortly thereafter, pending regulatory approvals and customary closing conditions, and be immediately accretive to earnings in its first year of ownership.

“Acquiring C.H.I. is another step in our long-term strategy to expand into areas that are a natural extension of our business and leverage our efficient manufacturing model. C.H.I. is a highly profitable organization built with an amazing team and culture. It has consistently proven its strength and competitive advantages due to its broad product suite, very short lead times, robust delivery infrastructure, and focused customer service,” said Leon Topalian, President and Chief Executive Officer of Nucor Corporation. “Acquiring C.H.I. allows Nucor to further enhance its already diverse range of businesses that provide end market solutions to the construction and infrastructure markets. As with the acquisitions Nucor made in the past year in insulated metal panels and racking, C.H.I. increases the overall long-run value of the organization with businesses that have strong free cash flow characteristics, robust growth prospects, and fit with Nucor’s capabilities.”

C.H.I. manufactures overhead door products for residential and commercial applications, as well as rolling steel and rubber doors for commercial and industrial customers. The company has approximately 800 teammates across two manufacturing plants in Arthur, Illinois, and Terre Haute, Indiana, and regional warehouses located in California, Colorado, New Hampshire and New Jersey. With a highly diversified national customer network of professional garage door dealers, C.H.I. is able to maintain minimal inventory levels and realize industry-leading fulfillment times, while providing direct delivery to customers.

The overhead door market is a growing $5 billion market that has both residential and non-residential exposure through new builds and repair and remodel applications. Commercial overhead doors are used in warehousing and retail, areas that Nucor has focused its attention recently through other value-added products such as insulated metal panels (CENTRIA, Metl-Span and TrueCore brands) and steel racking solutions (Hannibal Industries and Elite Storage Solutions). It is expected that the C.H.I. acquisition will also benefit from Nucor’s recent paint line investments at its Hickman, Arkansas, and Crawfordsville, Indiana, sheet mills.

“We believe C.H.I. has great potential to not only continue but accelerate its history of growth and bring supply chain efficiencies by leveraging Nucor’s footprint and existing product channels. Our companies have strong cultural similarities, and we are excited that the senior management team will continue to lead the company. We look forward to working with C.H.I.’s experienced team to realize these market opportunities and grow the business,” said Topalian.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704.366.7000 | Fax 704.362.4208 | www.nucor.com

News Release

Nucor to Acquire C.H.I. Overhead Doors from KKR (Continued)

Moelis & Company LLC served as financial advisor and Moore & Van Allen PLLC served as legal counsel to Nucor Corporation for this transaction.

In conjunction with this release, Nucor will be hosting a conference call today at 8:30 a.m. ET with Leon Topalian, Nucor’s President and Chief Executive Officer at https://app.webinar.net/BQkVolXo48J. A slide presentation will accompany the prepared remarks and will be available at www.Nucor.com/Investors under Investor Events prior to the call.

About Nucor

Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the United States, Canada and Mexico. Products produced include: carbon and alloy steel — in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel racking; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building systems; insulated metal panels; steel grating; and wire and wire mesh. Nucor, through The David J. Joseph Company, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / direct reduced iron; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America’s largest recycler.

Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. The words “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect the Company’s best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this news release. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to prevailing market steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (4) the availability and cost of electricity and natural gas, which could negatively affect our cost of steel production or result in a delay or cancellation of existing or future drilling within our natural gas drilling programs; (5) critical equipment failures and business interruptions; (6) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States; (7) impairment in the recorded value of inventory, equity investments, fixed assets, goodwill or other long-lived assets; (8) uncertainties surrounding the global economy, including excess world capacity for steel production, inflation and interest rate changes; (9) fluctuations in currency conversion rates; (10) significant changes

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

News Release

Nucor to Acquire C.H.I. Overhead Doors from KKR (Continued)

in laws or government regulations affecting environmental compliance, including legislation and regulations that result in greater regulation of greenhouse gas emissions that could increase our energy costs, capital expenditures and operating costs or cause one or more of our permits to be revoked or make it more difficult to obtain permit modifications; (11) the cyclical nature of the steel industry; (12) capital investments and their impact on our performance; (13) our safety performance; and (14) the impact of the COVID-19 pandemic and any variants of the virus. These and other factors are discussed in Nucor’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of Nucor’s Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them, except as may be required by applicable law.

Contact Information

For Investor/Analyst Inquiries - Paul Donnelly, 704-264-8807, or Gregg Lucas, 704-972-1841

For Media Inquiries - Katherine Miller, 704-353-9015

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com